EXHIBIT 4.1

SECURITIES PURCHASE AGREEMENT

Financial Plaza, Suite 450
215 Union Boulevard
Lakewood, CO 80228
(918) 230-6268

November 29, 2016

TO:	_____________________________
_____________________________
_____________________________

The undersigned, Empire Petroleum Corporation, a Delaware corporation (the "Company"), hereby agrees with you as follows, effective as of the date above written:

1.            Authorization and Sale of the Securities.

1.1           Authorization.  The Company represents that it has authorized the issuance to you pursuant to the terms and conditions hereof of:

(a)	___________ principal amount of the Senior Unsecured Convertible Note due December 31, 2018 (the "Notes") attached hereto as Exhibit A; and

(b)
a warrant (the "Warrant") to purchase _____________ shares of the Company's Common Stock ("Warrant Shares") in accordance with the terms set forth in the form of the Common Share Warrant Certificate attached hereto as Exhibit B.

The shares of the Notes and Warrant to be purchased pursuant to the terms of this Agreement are collectively referred to herein as the "Securities".

1.2          Sale.  Subject to the terms and conditions hereof, on the Purchase Date (as defined Section 2 below), the Company shall issue and sell to you and you shall purchase from the Company, the Securities for an aggregate purchase price of $ _____________ the "Purchase Price").

2.            Payment of Purchase Price; Delivery.

Upon the execution of this Agreement, you shall deliver to the Company wire funds or a check payable to the Company in the amount of the Purchase Price.  Upon receipt of the Purchase Price rom you (the "Purchase Date"), the Company shall promptly issue and deliver to you the Securities.

Empire Petroleum Corporation

Wire Instructions Attached

3.            Representations and Warranties of the Company.

The Company hereby represents and warrants to you as follows:

3.1          Organization and Standing; Articles and Bylaws.  The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws.  The Company is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the nature of its business conducted or the character of its properties owned or leased makes such qualification, licensing or domestication necessary at this time except in those jurisdictions where the failure to be so qualified or licensed and in good standing does not and will not have a materially adverse effect on the Company, the conduct of its business or the ownership or operation of its properties.  The Company's Certificate of Incorporation, as amended, and Bylaws, which have been filed as attachments to the Company reports it files with Securities and Exchange Commission, are true, correct and complete, and contain all amendments through the date of this Agreement (the "SEC").

3.2          Corporate Power.  The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.  The Company has now, and will have at the Purchase Date, all requisite legal and corporate power to enter into this Agreement, to sell the Securities hereunder, and to carry out and perform its obligations under the terms of this Agreement.

3.3          Capitalization.  The authorized capital stock of the Company consists of 150,000,000 shares of common stock, par value $0.001 per share.  There are issued and outstanding approximately 8,710,609 shares of common stock.  The issued and outstanding shares of common stock are fully paid and nonassessable.  Except as disclosed in the Disclosure Materials (as defined in Section 4.1 below), there are no outstanding options, warrants or other rights, including preemptive rights, entitling the holder thereof to purchase or acquire shares of common stock of the Company.

3.4          Authorization.

(a)    All corporate action on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Common Stock pursuant hereto and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Purchase Date.  This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

(b)    The Securities, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that such Securities and the Warrant Shares will be subject to restrictions on transfer under state and/or Federal securities laws, and as may be required by future changes in such laws.

(c)    No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance of the Securities or of any other capital stock of the Company.

3.5          Compliance with Instruments.  The Company is not in violation of any terms of its Certificate of Incorporation, as amended, or Bylaws, or, to the knowledge of the Company, any judgment, decree or order applicable to it.  The execution, delivery and performance by the Company of this Agreement, and the issuance and sale of the Securities pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which the Company is a party or by which it is bound or with respect to which it is an obligor or guarantor, or result in the creation or imposition of any material lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or, to the knowledge of the Company, give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of the Company.

3.6          Litigation, etc.  There are no actions, proceedings or, to the knowledge of the Company, investigations pending which might result in any material adverse change in the business, prospects, conditions, affairs or operations of the Company or in any of its properties or assets, or in any impairment of the right or ability of the Company to carry on its business as proposed to be conducted, or in any material liability on the part of the Company, or which question the validity of this Agreement or any action taken or to be taken in connection herewith.

3.7          Governmental Consent, etc.  Except as may be required in connection with any filings required under the Federal securities laws and/or the securities laws of any state due to the offer and sale of the Securities pursuant to this Agreement, no consent, approval or authorization of, or designation, declaration or filing with, any governmental unit is required on the part of the Company in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated hereby.

3.8          Securities Registration and Filings.  The outstanding shares of the Company's Securities are registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The Company has filed all reports required by Section 13 or 15(d) of the Exchange Act during the last two fiscal years.  All of such reports were, at the time they were filed, complete and accurate in all material respects and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.            Representations and Warranties of Purchaser and Restrictions on Transfer Imposed by the Securities Act.

4.1          Representations and Warranties by Purchaser.  You represent and warrant to the Company as follows:

(a)          You have reviewed the following copies of the Company's (all of which is collectively referred to as the "Disclosure Materials"):

(i)    Quarterly Report on Form 10-Q for quarter ended 6/30/16 located athttps://www.sec.gov/Archives/edgar/data/887396/000107261316000893/form10q_17979.htm;

(ii)    Quarterly Report on Form 10-Q for quarter ended 3/31/16 located at https://www.sec.gov/Archives/edgar/data/887396/000107261316000788/form10q_17944.htm;

(iii)   Annual Report Amendment for year ended 12/31/15 located at https://www.sec.gov/Archives/edgar/data/887396/000107261316000751/form10ka_17925.htm;

(iv)   Annual Report on Form 10-K for year ended 12/ 31/15 located at https://www.sec.gov/Archives/edgar/data/887396/000107261316000747/form10k_17925.htm;

(v)   Supplement to Disclosure Materials dated October 3, 2016, which was provided to you via a separate letter.

You have also reviewed the Company's Certificate of Incorporation, as amended, and Bylaws.

(b)          You are experienced in evaluating and investing in companies such as the Company.  Further, you understand that the Securities purchased hereby is of a highly speculative nature and could result in the loss of your entire investment.

(c)          You have been furnished by the Company with all information requested concerning the proposed operations, affairs and current financial condition of the Company.  Such information and access have been available to the extent you consider necessary and advisable in making an intelligent investment decision.  In addition, you have received and reviewed copies of the Disclosure Materials and have had the opportunity to discuss the Company's business, management and financial affairs with its Chief Executive Officer.  You understand that such discussions, as well as the Disclosure Materials and any other written information issued by the Company, were intended to describe certain aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.

(d)          The Securities to be acquired by you will be acquired, solely for your account, for investment purposes only and not with a view to the resale or distribution thereof, are not being purchased for subdivision or fractionalization thereof, and you have no contract, undertaking, agreement or arrangement with any person to sell or transfer such Securities to any person and do not intend to enter into such contract or arrangement.

(e)          You understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), nor are they registered or qualified under the blue sky or securities laws of any state, by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Sections 3(b) or 4(2) of the Securities Act and available exemptions from the registration requirements of any applicable state securities laws.  You further understand that the Securities must be held by you indefinitely and you must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

(f)          You have the full right, power and authority to enter into and perform this Agreement, and this Agreement constitutes a legal, valid and binding obligation upon you, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

(g)          You are able to bear the full economic risk of your investment in the Securities, including the risk of a total loss of your investment in connection therewith.  You are an accredited investor as that term is defined in Rule 501(a) of Regulation D promulgated by the SEC.

By initialing one of the categories below, the undersigned represents and warrants that the undersigned comes within the category so initialed and has truthfully set forth the factual basis or reason the undersigned comes within that category.  ALL INFORMATION IN RESPONSE TO THIS PARAGRAPH WILL BE KEPT STRICTLY CONFIDENTIAL.  The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category I	______	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with the undersigned's spouse, presently exceeds U.S. $1,000,000.

Explanation.  In calculation of net worth the undersigned may not include equity in  the undersigned's primary residence, however the undersigned can include equity in all other real estate. The calculation of net worth may also include the undersigned's personal property, cash, short term investments, stocks and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.  Any debt that secures the undersigned's primary residence can be excluded from liabilities in calculating the undersigned's net worth, as long as the debt does not exceed the fair market value of the property (except that if the amount of such debt outstanding at the time of the undersigned's purchase of the Shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability).  If, however, the amount of the debt exceeds the fair market value of the primary residence and the mortgagee or other lender has recourse to the undersigned personally for any deficiency, that excess liability should be deducted from the undersigned's net worth.

Category II	______	The undersigned is an individual (not a partnership, corporation, etc.) who had an individual income in excess of U.S. $200,000 in each of the two most recent years, or joint income with the undersigned's spouse in excess of $300,000 in each of the two most recent years, and has a reasonable expectation of reaching the same income level in the current year.

Category III	______	The undersigned otherwise meets the definition of "Accredited Investors" as defined in Section 230.501(a) of the Act.

(h)          You were not offered the Securities by means of general solicitations, publicly disseminated advertisements or sales literature.

4.2          Legends.  The instrument representing the Securities and the Warrant Shares shall be endorsed with the legend set forth below:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE COMPANY SHALL HAVE BEEN FURNISHED AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER ANY OF SUCH ACTS.

In addition, the instrument representing the Securities and the Warrant Shares shall be endorsed with any other legend required by any state securities laws.  The Company need not register a transfer of legended Securities and the Warrant Shares, and may also instruct its transfer agent not to register the transfer of the Securities and the Warrant Shares, unless one of the conditions specified in each of the foregoing legends is satisfied.

5.            Indemnification by Purchaser.

You acknowledge and understand that the Company has agreed to offer and sell the Securities to you based upon the representations and warranties made by you in this Agreement, and you hereby agree to indemnify the Company and to hold the Company and its incorporators, officers, directors and professional advisors harmless against all liability, costs or expenses (including attorneys' fees) arising by reason of or in connection with any misrepresentation or any breach of such representations and warranties by you, or arising as a result of the sale or distribution of any Securities by you in violation of the Securities Act or other applicable law.

6.            Miscellaneous.

6.1          Successors and Assigns.  All the provisions of this Agreement by or for the benefit of the parties shall bind and inure to the benefit of respective successors and permitted assigns of each party.

6.2          Notices.  All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to you, at your address set forth on the first page hereof, or at such other address as you shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth on the first page hereof, or at such other address as the Company shall have furnished to you in writing in accordance with this Section 6.2.

6.3          Waivers; Amendments.  Any provision of this Agreement may be amended or modified with (but only with) the written consent of the Company and you.  Any amendment, modification or waiver effected in compliance with this Section 6.3 shall be binding upon the Company and you.  No failure or delay of the Company or you in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power.  The rights and remedies of the Company and you hereunder are cumulative and not exclusive of any rights or remedies which each would otherwise have.

6.4          Separability.  In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6.5          Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the state of Oklahoma without regard to principles of conflicts of law, except as otherwise required by mandatory provisions of law.

6.6          Section Headings.  The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any provisions of this Agreement.

6.7          Entire Agreement.  This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof and thereof.

6.8          Finder's Fees.  You represent and warrant to the Company that no finder or broker has been retained by you in connection with the transactions contemplated by this Agreement and you hereby agree to indemnify and to hold the Company and its respective officers, directors and controlling persons, harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which you, or any of your employees or representatives, are responsible.  The Company hereby agrees to indemnify and to hold you, and your respective officers, directors and controlling persons, harmless of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which it, or any of its employees or representatives, are responsible.

6.9          Other Documents.  The parties to this Agreement shall in good faith execute such other and further instruments, assignments or documents as may be necessary or advisable to carry out the transactions contemplated by this Agreement.

6.10         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and which shall become effective when there exist copies signed by the Company and by you.

[Signatures on Next Page]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives effective as of the date set forth on the first page hereof.

EMPIRE PETROLEUM CORPORATION

By:_______________________________________
Michael R. Morrisett, President

Accepted and agreed to this ______ day of _____________, 2016.

BUYER

By:__________________________________
Name: _______________________________
Title:________________________________

EXHIBIT A

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN A MANNER CONSISTENT WITH THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

No. [ ]	$[ ]
Original Issue Date: December ___, 2016

EMPIRE PETROLEUM CORPORATION
 SENIOR UNSECURED CONVERTIBLE NOTE DUE DECEMBER 31, 2018

THIS NOTE is one of a series of duly authorized and issued notes of Empire Petroleum Corporation, a Delaware corporation (the "Company"), designated as its Senior Unsecured Convertible Notes due December 31, 2018, in the original aggregate principal amount of [         ] dollars ($[     ]) (collectively, the "Notes" and each Note comprising the Notes, a "Note").

FOR VALUE RECEIVED, the Company promises to pay to the order of [ ] or its registered assigns (the "Investor"), the principal sum of [  ] ($[ ]), plus any and all interest accrued thereon, on December 31, 2018 (the "Maturity Date").  All holders of Notes are referred to collectively, as the "Investors."  This Note is subject to the following additional provisions:

1.          Definitions.          In addition to the terms defined elsewhere in this Note, the following terms have the meanings indicated below:

"Change of Control" shall mean (a) any sale or disposition of all or substantially all of the assets of the Company to a third party in one or a number of related transactions, (b) any merger of the Company with or into another corporation in which the holders of the Company's Common Stock immediately prior to the consummation of the merger do not control 50% of the surviving entity, or (c) the acquisition in one or a number of related transactions by any Person or "group" of persons (as such term is defined in Section 13(d) and 14(d) of the Exchange Act, and the related regulations) who have expressed intent to control the affairs of the Company of more than 50% of the total voting power of outstanding voting securities of the Company.

"Common Stock" means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

"Conversion Date" means the date a Conversion Notice together with the Conversion Schedule is delivered to the Company in accordance with Section 5(a).

"Conversion Notice" means a written notice in the form attached hereto as Exhibit A.

"Conversion Price" means $0.15 subject to adjustment from time to time in accordance with Section 11.

"Debt" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, and (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than unsecured accounts payable incurred in the ordinary course of business and no more than ninety (90) days past the date of the invoice therefor).

"Original Issue Date" has the meaning set forth on the face of this Note.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Proceeding" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

"Trading Day" means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not quoted on a Trading Market, a day on which the Common Stock is quoted in the over‑the‑counter market as reported by the Pink Sheets, LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) and (ii) hereof, then Trading Day shall mean a Business Day.

"Trading Market" means whichever of the OTC Bulletin Board, the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market or the NASDAQ SmallCap Market on which the Common Stock is listed or quoted for trading on the date in question.

"Underlying Shares" means the shares of Common Stock issuable upon conversion of the Notes and payment of interest thereunder.

2.          Interest.  The aggregate unconverted and outstanding principal amount of this Note shall accrue interest at the rate of 6% per annum.  Interest shall be paid in a lump sum on the Maturity Date and calculated on the basis of a 360-day year for the actual number of days elapsed and shall accrue daily commencing on the Original Issue Date.

3.          Registration of Notes.  The Company shall register the Notes upon records maintained by the Company for that purpose (the "Note Register") in the name of each record Investor thereof from time to time. The Company may deem and treat the registered Investor of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest hereon, and for all other purposes, absent actual notice to the contrary from such record Investor.

4.          Registration of Transfers and Exchanges.  The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new debenture, a "New Note"), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Investor. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Investor surrendering the same.  No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.  The Company agrees that its prior consent is not required for the transfer of any portion of this Note.

5.          Conversion.  All or any portion of the principal amount of this Note then outstanding together with any accrued interest hereunder shall be convertible into shares of Common Stock at the Conversion Price, at the option of the Investor, at any time and from time to time from and after the Original Issue Date. The Investor may effect conversions under this Section 5(a), by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 1 attached hereto (the "Conversion Schedule"). If the Investor is converting less than all of the principal amount represented by this Note, the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Investor a Conversion Schedule indicating the principal amount which has not been converted.

6.          Mechanics of Conversion.

(a)          The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, divided by the Conversion Price on the Conversion Date, plus the amount of any accrued but unpaid interest on this Note through the Conversion Date, divided by the Conversion Price on the Conversion Date.

(b)          The Company shall, by the third Trading Day following each Conversion Date (and on the Company Conversion Date), issue or cause to be issued and cause to be delivered to or upon the written order of the Investor and in such name or names as the Investor may designate a certificate for the Underlying Shares issuable upon such conversion.  Such certificate shall be issued with a restrictive legend if applicable. The Investor, or any Person so designated by the Investor to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of such Conversion Date.

(c)          The Investor shall not be required to deliver the original Note in order to effect a conversion hereunder.  Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the Note and issuance of a New Note representing the remaining outstanding principal amount.

7.          Ranking.  This Note ranks pari passu with all other Notes now or hereafter, is junior to all existing and hereafter created secured Debt of the Company, and senior in all respects to all existing and hereafter created unsecured Debt of the Company.  The Company will not, directly or indirectly, enter into, create, incur, assume or suffer to exist any unsecured Debt of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, that is senior in any respect to the Company's obligations under the Notes.

8.          Charges, Taxes and Expenses.  Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Investor for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Investor. The Investor shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

9.          Reservation of Underlying Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note (taking into account the adjustments of Section 10). The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

10.        Certain Adjustments.  The Conversion Price is subject to adjustment from time to time as set forth in this Section 10.

(a)          Stock Dividends and Splits.  If the Company, at any time while this Note is outstanding: (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)          Pro Rata Distributions.  If the Company, at any time while this Note is outstanding, distributes to all holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then, at the request of the Investor delivered before the 90th day after the record date fixed for determination of shareholders entitled to receive such distribution, the Company will deliver to the Investor, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that the Investor would have been entitled to receive in respect of the Underlying Shares for which this Note could have been converted immediately prior to such record date.  If such Distributed Property is not delivered to the Investor pursuant to the preceding sentence, then upon any conversion of this Note that occurs after such record date, the Investor shall be entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion, the Distributed Property that the Investor would have been entitled to receive in respect of such number of Underlying Shares had the Investor been the record holder of such Underlying Shares immediately prior to such record date.  Notwithstanding the foregoing, this Section 10(b) shall not apply to any distribution of rights or securities in respect of adoption by the Company of a shareholder rights plan, which events shall be covered by Section 10(a).

(c)          Fundamental Transactions.  If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 10(a) above) (in any such case, a "Fundamental Transaction"), then upon any subsequent conversion of this Note, the Investor shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the "Alternate Consideration"). For purposes of any such conversion, the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Investor shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction.

(d)          Reclassifications; Share Exchanges.   In case of any reclassification of the Common Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (other than compulsory share exchanges which constitute Change of Control transactions), the Investors of the Notes then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Investors shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Notes could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

(e)          Calculations.  All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(f)          Notice of Adjustments.  Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Investor.

(g)          Notice of Corporate Events.  If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes and publicly approves, or enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) publicly authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Investor a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Investor is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

11.          Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Underlying Shares on conversion of this Note. If any fraction of an Underlying Share would, except for the provisions of this Section, be issuable upon conversion of this Note or payment of interest hereon, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

12.          Prepayment at Option of Company.  This Note may not be prepaid without the consent of the Investor.

13.          Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice or the Company Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to [                   ], attention Chief Financial Officer, (ii) if to the Investor, to the address or facsimile number appearing on the Company's shareholder records or such other address or facsimile number as the Investor may provide to the Company in accordance with this Section.

14.          Miscellaneous.

(a)          This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)          Subject to Section 14(a), above, nothing in this Note shall be construed to give to any person or corporation other than the Company and the Investor any legal or equitable right, remedy or cause under this Note. This Note shall inure to the sole and exclusive benefit of the Company and the Investor.

(c)          All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal Proceeding.  The prevailing party in a Proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

(d)          The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

(e)          In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

(f)          No provision of this Note may be waived or amended except (i) in accordance with the requirements set forth in the Purchase Agreement, and (ii) in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(g)          To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or Proceeding that may be brought by any Investor in order to enforce any right or remedy under the Notes. Notwithstanding any provision to the contrary contained in the Notes, it is expressly agreed and provided that the total liability of the Company under the Notes for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the "Maximum Rate"), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Notes exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Notes is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate of interest applicable to the Notes from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Investor with respect to indebtedness evidenced by the Notes, such excess shall be applied by such Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Investor's election.

      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

EMPIRE PETROLEUM CORPORATION

By:    ____________________________
Name:___________________________
Title:____________________________

EXHIBIT A

CONVERSION NOTICE

(To be Executed by the Registered Investor
 in order to convert Notes)

The undersigned hereby elects to convert the principal amount of Note indicated below, into shares of Common Stock of Empire Petroleum Corporaton, as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Investor for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Note.

Conversion calculations:	_____________________________________________
Date to Effect Conversion

_____________________________________________

Principal amount of Note owned prior to conversion

_____________________________________________
Principal amount of Note to be Converted

_____________________________________________
 Principal amount of Note remaining after Conversion

_____________________________________________
 Number of shares of Common Stock to be Issued

_____________________________________________
 Name of Investor

By:	________________________________________ Name: Title:

Schedule 1

Empire Petroleum Corporaton
 Senior Unsecured Convertible Notes due [ ]

CONVERSION SCHEDULE

This Conversion Schedule reflects conversions made under the above referenced Notes.

Dated:

Date of Conversion	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion

EXHIBIT B

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND [•] NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE COMPANY SHALL HAVE BEEN FURNISHED AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER ANY OF SUCH ACTS.

No. [•]	December __, 2016

EMPIRE PETROLEUM CORPORATION

COMMON SHARE WARRANT CERTIFICATE

Warrant to Purchase [•] Common Shares

Expiring December 31, 2018

THIS CERTIFIES THAT [•] (the "Warrant Holder"), at any time following the date hereof, on any Business Day on or prior to 5:00 p.m., Central Time, on the Expiration Date, is entitled to subscribe for and purchase from Empire Petroleum Corporation, a Delaware corporation (the "Company"), up to [•] Common Shares (as defined in Section 1 below) at a price per Common Share equal to the Exercise Price (as defined in Section 1 below); provided, however, that the number of Common Shares issuable upon any exercise of this Warrant (as defined in Section 1 below) shall be adjusted and readjusted from time to time in accordance with Section 4 below.

1.            Certain Definitions.

The following terms, as used herein, have the following meanings:

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

"Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

"Commission" means the Securities and Exchange Commission.

"Common Share(s)" means the Company's currently authorized class of Common Stock, par value $0.001.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

"Exercise Price" means $0.25.

"Early Expiration Date" has the meaning specified in Section 2.3 hereof.

"Expiration Date" means the earlier to occur of (i) December 31, 2018, or (ii) an Early Expiration Date.

"Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Securities Act" means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.  Reference to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such successor Federal statute.

"Warrant" means the rights granted to the Warrant Holder pursuant to this Warrant Certificate.

"Warrant Certificate" means this Common Share Warrant Certificate.

"Warrant Share(s)" means the [•] Common Shares issued or issuable upon exercise of this Warrant, as adjusted from time to time pursuant to Section 4.

2.            Vesting, Exercise and Early Expiration.

2.1          Vesting.  The Warrant and the Warrant Shares shall immediately vest upon the execution of this Warrant Certificate.

2.2          Exercise of Warrant.

(a)          The Warrant Holder may exercise this Warrant by delivering to the Company a duly executed notice (a "Notice of Exercise") in the form of Annex A attached hereto, at the election of the Warrant Holder, in which the Warrant Holder shall receive from the Company the number of Warrant Shares as to which this Warrant is being exercised and shall pay to the Company the Exercise Price for each such Warrant Share by check payable to the order of the Company in an amount equal to the product of: (a) the Exercise Price times (b) the number of Warrant Shares as to which the Warrant is being exercised.

(b)          As soon as practicable, but not later than five (5) Business Days after the Company shall have received such Notice of Exercise and payment, the Company shall execute and deliver or cause to be executed and delivered, in accordance with such Notice of Exercise, a certificate or certificates representing the number of Common Shares specified in such Notice of Exercise, issued in the name of the Warrant Holder. This Warrant shall be deemed to have been exercised and such share certificate or certificates shall be deemed to have been issued, and such Warrant Holder shall be deemed for all purposes to have become a holder of record of Common Shares, as of the date that such Notice of Exercise and payment shall have been received by the Company.

(c)          The Warrant Holder shall surrender this Warrant Certificate to the Company when it delivers the Notice of Exercise, and in the event of a partial exercise of the Warrant, the Company shall execute and deliver to the Warrant Holder, at the time the Company delivers the share certificate or certificates issued pursuant to such Notice of Exercise, a new Warrant Certificate for the unexercised portion of this Warrant Certificate, but in all other respects identical to this Warrant Certificate.

(d)          The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of certificates for the Warrant Shares and a new Warrant Certificate, if any, except that if the certificates for the Warrant Shares or the new Warrant Certificate, if any, are to be registered in a name or names other than the name of the Warrant Holder, funds sufficient to pay all transfer taxes payable as a result of such transfer shall be paid by the Warrant Holder at the time of its delivery of the Notice of Exercise or promptly upon receipt of a written request by the Company for payment.

(e)          No fractional Common Shares will be issued in connection with any exercise of the Warrant, and any fractional Common Share (resulting from any adjustment pursuant to Section 4 or otherwise) in the aggregate number of Common Shares being purchased upon any exercise of the Warrant shall be eliminated.

2.3          Early Expiration.

(a)          In the event that the closing bid price of the Company's Common Shares exceeds the Exercise Price for any Warrant Shares to which the Warrant Holder is entitled to receive upon exercising any portion of this Warrant for any period of 30 consecutive trading days, the Warrant shall expire with respect to such Warrant Shares on the 180th day thereafter (each, an "Early Expiration Date"); provided, however, that the Company must give prior written notice to the Warrant Holder not less than 30 days prior to any Early Expiration Date for such Early Expiration Date to be applicable to the Warrant Holder; and, provided further, that the Warrant Holder shall remain entitled to exercise this Warrant with respect to such Warrant Shares at any time up to and including the Business Day immediately preceding the applicable Early Expiration Date.

(b)          In the event that the Warrant Holder fails to exercise any portion of the Warrant subject to expiration in accordance with Section 2.3(a) above prior to any Early Expiration Date, all rights of the Warrant Holder under this Warrant Certificate with respect to such Warrant Shares shall cease and this Warrant shall no longer be deemed to be outstanding with respect to such Warrant Shares.

3.            Validity of Warrant and Issuance of Common Shares.

The Company represents and warrants that this Warrant has been duly authorized and is validly issued.  The Company further represents and warrants that on the date hereof it has duly authorized and reserved, and the Company hereby agrees that it will at all times until the Expiration Date have duly authorized and reserved, such number of Common Shares as will be sufficient to permit the exercise in full of the Warrant, and that all such Common Shares are and will be duly authorized and, when issued upon exercise of the Warrant, will be validly issued, fully paid and nonassessable, and free and clear of all security interests, claims, liens, equities and other encumbrances.

4.            Adjustment Provisions.

The number of Warrant Shares that may be purchased upon any exercise of the Warrant, shall be subject to change or adjustment as follows:

4.1          Common Share Reorganization. If the Company shall subdivide its outstanding Common Shares into a greater number of shares, by way of share split, share dividend or otherwise, or consolidate its outstanding Common Shares into a smaller number of shares (any such event being herein called a "Common Share Reorganization"), then (a) the definition of Exercise Price shall be adjusted, effective immediately after the effective date of such Common Share Reorganization, so that each amount contained in the definition of the Exercise Price is equal to such amount multiplied by a fraction, the numerator of which shall be the number of Common Shares outstanding on such effective date before giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding after giving effect to such Common Shares Reorganization, and (b) the number of Common Shares subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of Common Shares subject to purchase immediately before such Common Share Reorganization by a fraction, the numerator of which shall be the number of shares outstanding after giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding immediately before giving effect to such Common Share Reorganization.

4.2          Capital Reorganization.  If there shall be any consolidation or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and that does not result in any reclassification of, or change (other than a Common Share Reorganization) in, outstanding Common Shares, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such Capital Reorganization, the Warrant Holder shall no longer have the right to purchase Common Shares, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of Common Shares and other securities and property (including cash) which the Warrant Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization, if the Warrant had been exercised immediately prior to the effective date of such Capital Reorganization.

4.3          Adjustment Rules.

(a)          Any adjustments pursuant to this Section 4 shall be made successively whenever any event referred to herein shall occur, except that, notwithstanding any other provision of this Section 4, no adjustment shall be made to the number of Warrant Shares to be delivered to the Warrant Holder (or to the Exercise Price) if such adjustment represents less than one-percent (1%) of the number of Warrant Shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to one-percent (1%) or more of the number of Warrant Shares to be so delivered.

(b)          If the Company shall take a record of the holders of its Common Shares for any purpose referred to in this Section 4, then (i) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (ii) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Section 4 in respect of such action.

(c)          As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all Common Shares which the Warrant Holder is entitled to receive upon exercise of this Warrant.

5.            Transfer of Warrant.

5.1          No Transfer Without the Consent of the Company.  This Warrant is personal to the Warrant Holder and this Warrant Certificate and the rights of the Warrant Holder hereunder [•] not be sold, assigned, transferred or conveyed, in whole or in part, except with the prior written consent of the Company.

5.2          Permitted Transfers.  Upon transfer of the Warrant permitted under Section 5.1 above, the Warrant Holder must deliver to the Company a duly executed Warrant Assignment in the form of Annex B, attached hereto, with funds sufficient to pay any transfer tax imposed in connection with such assignment.  Upon surrender of this Warrant to the Company, the Company shall execute and deliver a new Warrant in the form of this Warrant, with appropriate changes to reflect such assignment, in the name or names of the assignee or assignees specified in the fully executed Warrant Assignment or other instrument of assignment and, if the Warrant Holder's entire interest is not being transferred or assigned, in the name of the Warrant Holder, and this Warrant shall promptly be canceled.  In connection with any transfer or exchange of this Warrant permitted hereunder, the transferring Warrant Holder shall pay all costs and expenses relating thereto, including, without limitation, all transfer taxes, if any, and all reasonable expenses incurred by the Company (including legal fees and expenses).  Any new Warrant issued shall be dated the date hereof.  The terms "Warrant" and "Warrant Holder" as used herein include all Warrants into which this Warrant (or any successor Warrant) [•] be exchanged or issued in connection with the permitted transfer or assignment of this Warrant, any successor Warrant and the holders of those Warrants, respectively.

6.            Lost Mutilated or Missing Warrant Certificates.

Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon receipt of indemnification satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver a new Warrant Certificate of like tenor and representing the right to purchase the same aggregate number of Warrant Shares.  The recipient of any such Warrant Certificate shall reimburse the Company for all reasonable expenses incidental to the replacement of such lost, mutilated or missing Warrant Certificate.

7.            Miscellaneous.

7.1          Successors and Assigns.  All the provisions of this Warrant Certificate by or for the benefit of the Company or the Warrant Holder shall bind and inure to the benefit of their respective successors and permitted assigns.

7.2          Notices.  All notices, requests, demands and other communications hereunder shall be given in accordance with the terms of the Purchase Agreement.

7.3          Waivers; Amendments.  Any provision of this Warrant Certificate may be amended or modified with (but only with) the written consent of the Company and the Warrant Holder.  Any amendment, modification or waiver effected in compliance with this Section 7.3 shall be binding upon the Company and the Warrant Holder.  No failure or delay of the Company or the Warrant Holder in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereon or the exercise of any other right or power.  The rights and remedies of the Company and the Warrant Holder hereunder are cumulative and not exclusive of any rights or remedies which each would otherwise have.

7.4          No Rights as a Shareholder.  The Warrant shall not entitle the Warrant Holder, prior to the exercise of the Warrant, to any rights as a holder of shares of the Company.

7.5          Separability.  In case any one or more of the provisions contained in this Warrant shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

7.6          Governing Law.  This Warrant shall be construed and enforced in accordance with the laws of the state of Delaware without regard to principles of conflicts of law, except as otherwise required by mandatory provisions of law.

7.7          Section Headings.  The section headings used herein are for convenience of reference only and shall not be construed in any way to affect the interpretation of any Provisions of the Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed and attested by its Chief Executive Officer, all as of the day and year first above written.

EMPIRE PETROLEUM CORPORATION

By: __________________________________
       Michael R. Morrisett, President

ANNEX A

Form of Notice of Exercise

Date:  __________

To:  Empire Petroleum Corporation

Reference is made to the Common Share Purchase Warrant dated ____________ issued to the undersigned by Empire Petroleum Corporation.  Terms defined therein are used herein as therein defined.

The undersigned, pursuant to the provisions set forth in the Warrant Certificate, hereby irrevocably elects and agrees to purchase the number of Common Shares at the Exercise Price(s) set forth below, and makes payment herewith by check payable to the order of the Company in an amount equal to $________ .

Number of Warrant Shares    Applicable Exercise Price

______________________ _________________________

______________________ _________________________

______________________ _________________________

If said number of shares is less than all of the shares purchasable hereunder, the undersigned hereby requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be issued to me.

The undersigned hereby represents that it is exercising the Warrant for its own account for investment purposes and not with the view to any sale or distribution and that the Warrant Holder will not offer, sell or otherwise dispose of the Warrant or any underlying Warrant Shares in violation of applicable securities laws.

By:      _______________________________
Name: _______________________________
Title: ________________________________

ANNEX B

Form of Warrant Assignment

Reference is made to the Common Share Purchase Warrant dated __________, issued to the undersigned by Empire Petroleum Corporation.  Terms defined therein are used herein as therein defined.

FOR VALUE RECEIVED __________________ (the "Assignor") hereby sells, assigns and transfers all of the rights of the Assignor as set forth in the Warrant Certificate with respect to the number of Warrant Shares covered thereby as set forth below, to the Assignee(s) as set forth below:

Name(s) of		Number of Applicable	Exercise
Assignee(s)	Address(es)	Warrant Shares	Price of Warrant Share

__________	__________	__________	__________

__________	__________	__________	__________

All notices to be given by the Company to the Assignor as Warrant Holder shall be sent to the Assignee(s) at the above listed address(es), and, if the number of Warrant Shares being hereby assigned is less than all of the Warrant Shares covered by the Warrant Certificate held by the Assignor, then also to the Assignor.

In accordance with Section 5 of the Warrant Certificate, the Assignor requests that the Company execute and deliver a new Warrant Certificate or Warrant Certificates in the name or names of the Assignee or Assignees, as is appropriate, or, if the number of Warrant Shares being hereby assigned is less than all of the Warrant Shares covered by the Warrant held by the Assignor, new Warrant Certificates in the name or names of the Assignee or the Assignees, as is appropriate, and in the name of the Assignor.

The undersigned represents that the Assignee has represented to the Assignor that the Assignee or each Assignee, as is appropriate, is acquiring the Warrant for its own account or the account of an Affiliate for investment purposes and not with the view to sell or distribute, and that the Assignee or each Assignee, as is appropriate, will not offer, sell or otherwise dispose of the Warrant or the Warrant Shares except under circumstances as will not result in a violation of applicable securities laws.

Dated:__________

By:      _______________________________
Name: _______________________________
Title: ________________________________